                                                                     EXHIBIT 4.2

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR REGULATION A NOTIFICATION UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


                        WARRANT TO PURCHASE COMMON STOCK

                                       of

                                   GEOCITIES

                         Void after September 22, 2004


This certifies that, for value received, Comerica Bank - California or assign is entitled, subject to the terms set forth below, to purchase from GeoCities, a California corporation (the "Company"), shares of the Company's common stock, $0.005 par value per share (the "Common Stock"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, or otherwise as hereinafter provided, at the exercise price (the "Exercise Price") as set forth in Section 2 below. The number of, and exercise price for, such shares of Common Stock are subject to adjustment as provided herein.


   1.  Term of Warrant.  Subject to the terms and conditions set forth herein,
       ---------------
this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and terminating on or before September 22, 2004.

   2.  Exercise Price.  The Exercise Price shall be $9.85 per share, subject to
       --------------
adjustment as set forth in Section 3 below.

   3.  Antidilution Protection.  The number and kind of securities purchasable
       -----------------------
upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

       (a) If at any time or from time to time after the Warrant Issue Date the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares thereof or a dividend in Common Stock shall be paid in respect of Common Stock, the

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Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced and, conversely, if the outstanding shares of the Company's Common Stock shall be combined into a smaller number of shares thereof, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. Such adjustment shall be made successively whenever any subdivision, combination or dividend in the Company's Common Stock shall occur.

      (b) Subject to the Company's election described below, if at any time or from time to time after the Warrant Issue Date there shall occur an Acquisition (as defined below) then, upon the closing of any such Acquisition, the holder hereof shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property, or any combination thereof, which the holder would have been entitled to receive if, immediately prior to the record date for any such Acquisition the holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holder such that the provisions set forth herein (including provisions with respect the adjustment of the Exercise Price) shall hereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property, or any combination thereof, thereafter deliverable upon the exercise of this Warrant. Notwithstanding the foregoing, the Company may, in its sole and absolute discretion, elect to purchase the unexercised portion of the Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by the holder hereof in consideration of shares of Common Stock had such holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Warrant Price, but in no event less than zero. The Company shall provide the holder of this Warrant with notice of such election at least thirty (30) days prior to the closing of any such Acquisition. For the purpose of this Warrant, "Acquisition" means a consolidation or merger of the Company with or into any other corporation or corporations (other than a wholly-owned subsidiary), or the sale, transfer or other disposition of all or substantially all of the assets of the Company or the consummation of any transaction or series of related transactions which results in the Company's shareholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity.

      (c) If the Company at any time or from time to time after December 31, 1997 shall issue any shares of Common Stock (otherwise than as provided in subparagraph (a) above) at a price per share less than the Exercise Price in effect at the time of such issue, or without consideration, then, and thereafter successively upon each such issue, the Exercise Price shall be, until further adjusted as herein provided, an amount equal to the quotient, the numerator of which is the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the Exercise Price in effect immediately prior to such issue plus (B) the aggregate consideration, if any, received by the Company in connection with such issue, and

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

the denominator of which is the number of shares of Common Stock outstanding immediately after such issue, computed to the nearest even cent.

     (d) If the Company at any time or from time to time after the Warrant Issue Date shall issue (i) any security that is convertible into shares of the Company's Common Stock or (ii) any rights or options to purchase Common Stock of the Company, the Company shall be deemed to have issued the maximum number of shares of Common Stock into which such convertible security may be converted, and the maximum number of shares of Common Stock deliverable upon the exercise of such rights or options, for (iii) the consideration received by the Company for such convertible security or for such rights or options plus (iv) the minimum consideration to be received by the Company for the Common Stock issuable upon the conversion of such convertible securities or the exercise of such rights or options. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of the shares of the Company's Common Stock upon conversion of any convertible security or exercise of any rights or options referred to in this subparagraph (d). On the termination of the right to convert such convertible security, or on the expiration of such rights or options, the Exercise Price hereunder shall be readjusted to such as would have obtained had the adjustment made upon the issuance of such convertible security or upon the issuance of such rights or options been made upon the basis of the number of shares of Common Stock actually issued upon the conversion of such convertible security or the exercise of such rights or options, and of the consideration actually received by the Company upon such conversion or exercise.

      (e) For the purpose of each computation to be made as provided in the foregoing paragraphs (a) through (d), the following provisions shall be applicable:

          (i) In case of consideration consisting in whole or in part of cash, the cash consideration shall be deemed to be the amount of cash constituting or included in such consideration.

          (ii) In case of consideration consisting in whole or in part other than cash, the amount of the consideration other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

          (iii) Any securities (other than Common Stock) issued as a dividend on the Common Stock shall be deemed to have been issued for no consideration.

          (iv) The consideration received or deemed to be received by the Company for any share of Common Stock or other securities issued by it shall be the amount of the consideration paid therefor by the first purchasers thereof not acting as underwriters or dealers in connection with such issue, without deduction for any expenses, commissions or underwriting discounts.

          (v) Upon each adjustment of the Exercise Price or the number of shares purchasable upon exercise of this Warrant, a written instrument signed by the chief financial officer of the Company setting forth such adjustment and the computation and a summary of the facts upon which it is based shall forthwith be prepared and provided to the holder hereof.

          (vi) The number of shares of Common Stock outstanding at any given time shall include the shares deemed to have been issued under paragraph (d) above.

          (vii) Notwithstanding anything contained in this Section 3 to the contrary, the issuance of any of the following securities by the Company shall not constitute an issuance of securities for purposes of this paragraph 3 and the provisions of this Section 3 shall not be applicable to any such issuance:
(i) options to purchase Common Stock previously granted or currently reserved for granting to officers, directors, employees or consultants of the Company and its subsidiaries either pursuant to any stock plan approved by the Company's Board of directors or as otherwise approved by the Company's Board of Directors ("Stock Options"), (ii) any shares of Common Stock issuable upon exercise of Stock Options, (iii) up to 500,000 shares of Common Stock issuable under stock options granted to CMG@Ventures and approved by the Company's Board of Directors, (iv) up to 500,000 shares of Common Stock issuable under stock options granted to David Bohnett and certain other persons and approved by the Company's Board of Directors, and (v) warrants to purchase up to 33,898 shares of Series D Preferred Stock granted to Cupertino Bank and the shares issuable upon exercise thereof.

      (f) In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, or any reclassification or recapitalization of the Common Stock of the Company, or (iii) any consolidation or merger of the Company with or into another corporation, or (iv) any sale of all or substantially all of the property and assets of the Company to any other person, or (v) any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the holder of this Warrant a notice specifying (1) the date on which any record is to be taken for the purpose of determining the persons entitled to participate in such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and (3) the time, if any, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

      (g) The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against impairment.

  4. Shares Purchasable. The holder of this Warrant shall have the right, at any
     ------------------
time or from time to time, to purchase up to 10,152 shares of fully paid and nonassessable shares of the

Common Stock of the Company, subject, in any event, to the applicable provisions of Section 3 above.

   5. Exercise of Warrant.
      -------------------

     (a) This Warrant is exercisable by the holder, in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the holder at the address of the holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the holder of indebtedness of the Company to the holder, or (iii) by a combination of (i) and (ii), for the purchase price of the shares to be purchased.

     (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

   6. No Fractional Shares or Scrip.  No fractional shares or scrip
      -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

   7. Replacement of Warrant.  On receipt of evidence reasonably satisfactory
      ----------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

   8. Rights Of Stockholders.
      ----------------------

      (a) The holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder, as such, any of the fights of a stockholder of the Company or any fight to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation,

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

merger or otherwise) or to receive notices of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

   9. Compliance with Securities Laws.
      -------------------------------

      (a) The holder of this Warrant, by acceptance hereof, acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the holder's own account and not as a nominee for any other party, and for investment, and that the holder will not offer, sell or otherwise dispose of any shares of Common Stock to be issued upon exercise hereof, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended (the "Act"), or any foreign or state securities laws. Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

      (b) All shares of Common Stock issued upon exercise hereof may be stamped or imprinted with one or more of the following legends (in addition to any legend required by the Act or the securities laws of any state of the United States) as determined by counsel for the Company:

     THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      (c) The holder of this Warrant by acceptance hereof agrees that the transfer of the shares of Common Stock issuable upon the exercise of all or any portion of this Warrant (the "Securities") is subject to the provisions of this Warrant, which may include restrictions on transfer of the Securities.

   10. Reservation of Stock.  The Company covenants that during the term this
       --------------------
Warrant is exercisable, the Company shall reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide a sufficient reserve of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of this Warrant, upon such exercise and payment of the Exercise Price therefor, all as set forth herein, shall be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

   11.  Governing Law.  This Warrant shall be governed by, and construed in
        -------------
accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State, without resort to that State's conflict-of-laws rules.

   12.  Attorney's Fees.  If any action at law or in equity is necessary to
        ---------------
enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be entitled.

     IN WITNESS WHEREOF, GEOCITIES has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of September 22, 1997

                                      GEOCITIES


                                      By  /s/ Stephen Hansen
                                        --------------------------
                                        Name:  Stephen Hansen
                                        Title: CFO & COO

                                       7
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                               NOTICE OF EXERCISE
                               ------------------

To:  GeoCities
     1918 Main Street, 3rd Floor
     Santa Monica, California 90405
     Attn: Chief Financial Officer


   (1) The undersigned hereby elects to purchase ________ shares of Common Stock of GeoCities, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares.

   (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

   (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

   (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


_____________________________                   __________________________
[DATE]                                          [NAME]

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